UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on November 16, 2016, Western Refining, Inc. (“Western Refining”), Tesoro Corporation (“Tesoro”), Tahoe Merger Sub 1, Inc. (“Merger Sub 1”) and Tahoe Merger Sub 2, LLC entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of Western Refining by Tesoro through a merger of Merger Sub 1 with and into Western Refining, with Western Refining surviving the merger as a wholly owned subsidiary of Tesoro (the “Merger”).
As previously announced, under the terms of the Merger Agreement, subject to the proration, allocation and other limitations set forth in the Merger Agreement and the election materials separately provided to the applicable stockholders, stockholders of Western Refining had the option to elect to receive (subject to completion of the Merger), for each share of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the Merger Agreement):

•	0.4350 of a share of Tesoro common stock, plus cash in lieu of any fractional share of Tesoro common stock (the “Stock Consideration”); or

•	$37.30 in cash (the “Cash Consideration”).
The election deadline for the foregoing election expired at 5:00 PM, Eastern Time, on May 30, 2017. Based on preliminary information received from the exchange agent for the Merger, (i) election forms were received with respect to approximately 88,048,292 shares of Western Refining common stock in the aggregate and (ii) the cash election option was selected with respect to more than the 10,843,042 shares of Western Refining common stock permitted by the Merger Agreement.
Because the Cash Consideration option was oversubscribed, the consideration to be received by the holders who validly elected the Cash Consideration will be prorated pursuant to the terms set forth in the Merger Agreement. Based on the preliminary prorationing and assuming (i) the Merger is completed on June 1, 2017, as currently expected and (ii) all shares of Western Refining common stock subject to notices of guaranteed delivery are properly delivered pursuant to the terms of such notices of guaranteed delivery:

•
Stockholders of record of Western Refining who validly elected to receive the Cash Consideration will, following the Merger and subject to rounding, each receive the Cash Consideration for approximately 19% of the shares of Western Refining common stock in respect of which they had validly made elections for the Cash Consideration and the Stock Consideration with respect to the remaining shares of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares of Western Refining common stock as more particularly set forth in the Merger Agreement).

•
Stockholders of record of Western Refining who validly elected to receive the Stock Consideration, and those that failed to make a valid election prior to 5:00 p.m., New York City time, on May 30, 2017, the election deadline, will following the Merger receive, for each share of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the Merger Agreement), the Stock Consideration.

Based on the preliminary prorationing described above, following and subject to the completion of the Merger, the Western Refining stockholders will receive in the aggregate approximately 42,617,757 shares of Tesoro common stock (which excludes shares to be issued under certain Western Refining equity awards that vest as a result of the Merger) and approximately $404 million in cash. The final prorationing and the final calculation of the number of shares of Tesoro common stock issued and the final cash consideration paid in connection with the Merger will be made post-closing after the expiration of the notice of guaranteed delivery period applicable to the cash/stock election.
The expected issuance of shares of Tesoro common stock in connection with the Merger was registered under the Securities Act of 1933 pursuant to the Company’s registration statement on Form S-4 (File No. 333- 215080), declared effective by the Securities and Exchange Commission (the “SEC”) on February 16, 2017. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger, and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Tesoro and Western Refining and incorporated by reference into the Joint Proxy Statement/Prospectus.

Forward Looking Statements:
This Current Report on Form 8-K contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition by Tesoro of Western Refining, synergies and the shareholder value to result from the combined company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed acquisition, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the acquisition, the risk that the parties may not be able to satisfy the conditions to the proposed acquisition in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed acquisition, the risk that any announcements relating to the proposed acquisition could have adverse effects on the market price of Tesoro’s common stock or Western Refining’s common stock, the risk that the proposed acquisition and its announcement could have an adverse effect on the ability of Tesoro and Western Refining to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend Tesoro may pay, and other factors. All such factors are difficult to predict and are beyond Tesoro’s control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov, and those detailed in Western Refining’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Western Refining’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Tesoro’s and Western Refining’s forward-looking statements are based on assumptions that Tesoro and Western Refining believe to be reasonable but that may not prove to be accurate. Tesoro and Western Refining undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017

TESORO CORPORATION
By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller

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